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                                                                EXHIBIT 10(i)(6)

                                         BANK OF AMERICA [Bank of America LOGO]

San Diego Commercial Banking Office #2704
San Diego Main Office
450 "B" Street, Suite 1500
San Diego, CA 92101-8001


February 4, 2003

Terence Tsang, Chief Operating Officer
and Chief Financial Officer
Ashworth, Inc.
2765 Loker Avenue West
Carlsbad, CA 92008


Dear Mr. Tsang:

Bank of America, N.A. has extended the availability period for your line of credit documented by Facility No. 1 of the Business Loan Agreement dated June 1, 2000, (including any previous amendments, the "Agreement"). The availability period and unused commitment fee period shall now expire on May 1, 2003.

This extension shall not constitute a commitment to extend the availability period beyond the date specified above. All other terms and conditions of the Agreement shall remain in full force and effect.

I also want to take this opportunity to thank you for your business and extend our appreciation for your patronage. I believe we can continue to provide your company with the same high level of customer service and expertise.

Please feel free to call me at (619) 515-7518 if you have any questions.


Bank of America, N.A.

/s/ Susan J. Pepping
---------------------------------------
Susan J. Pepping, Senior Vice President


cc:   Ashworth Store I, Inc.
      Ashworth Store II, Inc.
      Ashworth International, Inc.
      Ashworth U.K., Ltd.

[USA OLYMPICS LOGO]                                               [RECYCLE LOGO]